                                                                                  Exhibit 31.1

                                        CERTIFICATION

I, Kelly Absher, certify that:

1.        I have  reviewed  this  annual  report on Form  10-K,  and all  reports  on Form 8-K containing  distribution  or  servicing  reports  filed in respect of periods  included in the year covered by this annual report, of the Select Notes Trust LT 2003-5;

2.        Based on my knowledge,  the information in these reports, taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the statements  made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.        Based on my knowledge,  the  distribution  or servicing  information  required to be provided  to the  depositor  by the  trustee  under the  pooling  and  servicing,  or  similar agreement, for inclusion in these reports is included in these reports;

4.        I am  responsible  for reviewing the  activities  performed by the depositor and the trustee  under the pooling and  servicing,  or similar  agreement  and based upon my knowledge and the annual  compliance  review required under that  agreement,  and except as disclosed in the reports,  the depositor and the trustee have each  fulfilled  its  obligations  under that agreement.

5.        The reports disclose all significant  deficiencies relating to the compliance by the trustee and the  depositor  with the minimum  servicing  or similar  standards  based upon the report provided by an independent public  accountant,  after conducting a review in compliance with the Uniform Single  Attestation  Program for Mortgage  Bankers or similar  procedure,  as set forth in the  pooling  and  servicing,  or similar  agreement,  that is  included in these reports.

In giving the  certifications  above, I have reasonably  relied on information  provided to me by the following unaffiliated parties: U.S. Bank Trust National Association.

                                                       By:     /s/ Kelly Absher
                                                         Name:   Kelly Absher
                                                         Title:    Authorized Signatory
                                                         Structured Obligations Corporation
                                                         Date:  March 28, 2007